SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 16, 2020

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2020 is being filed to correct the number of votes withheld for director Bob W. Richardson, which was inadvertently reported as the same number of votes cast for Mr. Richardson.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2020, Community First Bancshares, Inc. held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors and the ratification of the independent registered public accounting firm.  A breakdown of the votes cast is set forth below.

1.	The election of Directors, each for a three-year term.

	For	Withheld	Broker non-votes

Edward J. Cooney	5,553,762	276,557	1,095,775
Robin S. Reich	5,635,123	175,196	1,095,775
Bob W. Richardson	5,530,145	280,174	1,095,775

2.	The ratification of the appointment of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain	Broker non-votes

6,825,264	78,488	2,342	0

Item 9.01. Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: June 19, 2020	By:	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer